Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 /A pertaining to 4,000,000 shares of Terrapin Enterprises, Inc. common stock of our report dated May 22, 2006 on the financial statements of Terrapin Enterprises, Inc. for the period January 10, 2006 (inception) to April 30, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Wolinetz, Lafazan & Company, P.C.
WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
June 23, 2006